UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

Effective August 3, 2020, the Board of Directors (the “Board”) of Reata Pharmaceuticals, Inc. (the “Company”) has appointed Martin W. Edwards, M.D. to the Board as a Class II director, with a term expiring at the 2023 annual meeting of stockholders of the Company. Dr. Edwards has also been appointed as a member to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Since 2003, Dr. Edwards has held various positions at Novo Holdings, a life sciences investment firm, and most recently, he has served as a part-time Senior Partner. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk, where he led all aspects of pre-clinical and clinical drug development. Dr. Edwards currently serves on the board of directors of three publicly-traded pharmaceutical companies, Inozyme Pharma Inc., Kalvista Pharmaceuticals, Inc., and Verona Pharma plc. He previously served on the board of directors of CoLucid Pharmaceuticals, Inc., which was a publicly-traded pharmaceutical company. Dr. Edwards trained in physiology and medicine at the University of Manchester, where he obtained his M.D. He is a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine, and holds an M.B.A. from the University of Warwick.

There are no arrangements or understandings between Dr. Edwards and any other person pursuant to which Dr. Edwards was selected as a director. Dr. Edwards does not have any family relationships with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which Dr. Edwards has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, the Board has determined that Dr. Edwards satisfies the independence requirements of the NASDAQ Stock Market listing rules and the Securities and Exchange Commission for purposes of service on audit committees, compensation committees, and nominating and corporate governance committees.

Upon his appointment to the Board, Dr. Edwards will receive the standard non-employee director compensation for serving on the Board, including an annual grant of 6,300 Company stock options, which vest over four quarters beginning on November 3, 2020, and a one-time grant of 10,000 Company stock options, which vest over three years in equal annual installments, for a total of 16,300 Company stock options granted as of August 3, 2020. In addition, Dr. Edwards will receive $67,500 per year in Board and committee fees, payable in equal quarterly amounts after each quarterly Board meeting.

Also, in connection with Dr. Edwards’s election to the Board, Dr. Edwards has entered into the Company’s standard form of indemnification agreement. Pursuant to the terms of this agreement, the Company may be required from time to time, among other things, to indemnify Dr. Edwards for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors. The foregoing description does not purport to be complete and is qualified by reference to the copy of the Indemnification Agreement attached as Exhibit 10.1 hereto, which is incorporated by reference into this report in its entirety.

As a result of the appointment of Dr. Edwards as a director of the Company, effective as of August 3, 2020, the members of the Company’s Board will be James E. Bass, Martin W. Edwards, M.D., J. Warren Huff, William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack B. Nielson, and William E. Rose.

Item 7.01.Regulation FD Disclosure.

On July 30, 2020, the Company issued a press release announcing the appointment of Dr. Edwards to the Board, a copy of the press release is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange

Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 9.01.Financial Statement and Exhibits.

Exhibit Number	Description
10.1+*	Indemnification Agreement by and between the Company and Martin W. Edwards, dated as of August 3, 2020.
99.1**	Press release dated July 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: July 30, 2020	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Operating Officer and Chief Financial Officer, and Executive Vice President

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